                                                                    EXHIBIT 3(C)

                                                          Registration No. 10105

                                    [LOGO]
                                   [BERMUDA]

                        CERTIFICATE OF REGISTRATION OF
                       ALTERED MEMORANDUM OF ASSOCIATION

        THIS IS TO CERTIFY that a copy of the Memorandum of Association of

                            OVERSEAS PARTNERS LTD.
                            ----------------------

altered in accordance with section 12 of the Companies Act 1981 ("the Act") and the consent granted by the Minister pursuant to section 4A were delivered to the Registrar of Companies and registered on the 26th day of September, 2000 pursuant to section 12(7A) of the Act.



                                   Given under my hand and the Seal of the
                                   REGISTRAR OF COMPANIES this 2nd day of
                                   October, 2000.



[STAMP ]                              /s/ Claire Thomas
                                   for Registrar of Companies

                                    [LOGO]


                                    BERMUDA
                            THE COMPANIES ACT 1981

              APPLICATION TO ALTER THE MEMORANDUM OF ASSOCIATION
                           Pursuant to section 12(2)


Name of Company OVERSEAS PARTNERS LTD.       Registration No. EC 7316
                ----------------------                        -------
               (hereinafter referred to as "the Company")

1. The Company is an exempted company as defined by the Companies Act 1981.

2. The Company was registered in the office of the Registrar of Companies on the 28th day of June, 1983.

3. The Company is:

       a) [ ] Seeking to acquire objects to carry out restricted activities in accordance with section 4A (ministerial consent required); or

       b) [X] Not seeking to acquire objects to carry out restricted activities (no ministerial consent required).

4. It is proposed to alter the Memorandum of Association of the Company as follows:

    To delete the existing paragraph 5 and substitute the following:

       '5. The minimum share capital of the Company shall be US$370,000 fully paid, divided into shares of ten cents each.'

5. The reasons for the proposed alterations are as follows (if seeking to acquire objects to carry out restricted activities):

       The Company is a composite insurance company and needs to show a minimum capital of $370,000 in its Memorandum of Association. It is not seeking to change its objects.


We, the undersigned, as officers of the Company, hereby apply to the Registrar of Companies to alter the Memorandum of Association of the Company.


/s/ Mary R. Hennessy                  /s/ Mark R Bridges
- ------------------------           ------------------------
SIGNATURE                          SIGNATURE

DATED this 9/th/ day of August 2000.

                                    [LOGO]

                                   BERMUDA
                          CERTIFICATE OF REGISTRATION
                                      OF
                       ALTERED MEMORANDUM OF ASSOCIATION

                       ---------------------------------

THIS IS TO CERTIFY that a copy of the Memorandum of Association of OVERSEAS PARTNERS LTD. altered under and in accordance with Section 12 of the Companies Act 1981 ("The Act") and the Consent granted by the Minister under Section 6(1) as read with Section 12(2) of The Act were delivered to the office of the Registrar of Companies and registered therein on the 29th day of June, 1990 pursuant to Section 12(9) of The Act.

                                       IN WITNESS WHEREOF I have
                                       hereto set my hand this
                                       29th day of June, 1990.


                                       /s/ Pamela L. Adams
                                       --------------------------
[SEAL]                                 Pamela L. Adams
                                       for REGISTRAR OF COMPANIES

FORM NO. 4

                                     [LOGO]

                                    BERMUDA
                            THE COMPANIES ACT 1981

                     APPLICATION FOR CONSENT TO ALTER THE
                           MEMORANDUM OF ASSOCIATION

                           Pursuant to Section 12(2)


                          OVERSEAS PARTNERS LTD.
Name of Company ------------------------------------------------
                   (hereinafter referred to as "the Company")

1.  The Company is an exempted* company as defined by the Companies Act 1981.

2. The Company was registered in the office of the Registrar of Companies on the 28th day of June, 1983.

3. It is proposed to alter the Memorandum of Association of the Company as follows:--

    By the creation of paragraph 7, sub-paragraph (1) as follows:

    "7.(1) The Company shall, pursuant to Section 42A of the Companies Act 1981, have the power to purchase its own shares subject to the company conforming with the requirements of the Insurance Act 1978 and with any conditions imposed or directions given thereunder."


REGISTERED ON THE 29th day of June, 1990

*Delete as applicable.

4.  The reasons for the proposed alterations are as follows:--

    The Company is in the process of acquiring all the shares of a Hong Kong company and part of the purchase price will be satisfied by transferring some of its own shares to the vendors of the Hong Kong company. In order to provide the necessary shares it is proposed that Overseas Partners Ltd. buy back some of its own shares from its parent. In addition, the transaction also contemplates that at some time in the future Overseas Partners Ltd. might with to buy back some of the shares issued to the vendors and this power would also enable them to carry out such a buy back.

    The Company and its principals are familiar with the terms of Section 42A and the provisions of the Insurance Act 1978 and it is confirmed that no problems are envisaged which will arise from the contemplated transaction.



We, the undersigned, as officers of the Company, hereby apply to the Minister of Finance for consent to alter the Memorandum of Association of the Company.


                            /s/ J.M. Sharpe
                            ---------------------------------------
                                J.M. Sharpe, Director

                            /s/ R.S.L. Pearman
                            ---------------------------------------
                                R.S.L. Pearman, Alternate Director


                            ---------------------------------------


DATED THIS 20th day of October 1987.

NOTES

   1. This application must be signed by such officers as are empowered to bind the Company, as provided in its bye-laws.

   2. Evidence must be submitted that within three months prior to the date of submission of this application the applicants have advertised their intention to alter the memorandum in terms of section 12(2) of the Companies Act 1981.

   3. The original of this form together with four facsimile copies must be submitted to the Minister through the Registrar of Companies.

   4. When a resolution has been passed at a general meeting of the Company altering the memorandum, a copy of this application endorsed with the consent of the Minister, together with a copy of the memorandum as altered and the prescribed fee, must be delivered to the Registrar of Companies for registration.

- --------------------------------------------------------------------------------

FOR OFFICE USE ONLY

CONSENT IS HEREBY RANTED TO OVERSEAS PARTNERS LTD.

to alter its Memorandum of Association as specified in paragraph 3 of this Form.





                                             ----------------------------
                                                  Minister of Finance




DATED THIS 30th day of October, 1987

FORM NO. 3a

                                   [LOGO]

                                   BERMUDA
                         CERTIFICATE OF INCORPORATION
                               ON CHANGE OF NAME


I hereby certify that


                                 UPSINCO LTD.


having by resolution and with the approval of the Registrar of Companies changed its name, is now registered under the name of

                            OVERSEAS PARTNERS LTD.


Given under my hand the 25th day of November 1983.


                                                /s/ Pamela L. Adams
                                                ----------------------------
                                                    Pamela L. Adams
                                                    for Registrar of Companies


[SEAL]

                                    FORM C2

            The Companies (Incorporation by Registration) Act, 1970
                           MEMORANDUM OF ASSOCIATION

                                      OF

                                 UPSINCO LTD.
- --------------------------------------------------------------------------------

                  (hereinafter referred to as "the Company").

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2. We, the undersigned, namely,

NAME                    ADDRESS         BERMUDIAN       NATIONALITY     NUMBER OF
                                         STATUS                          SHARES
                                        (Yes/No)                        SUBSCRIBED
John A. Ellison         St. George's      Yes             British          One
                        Bermuda

C.F.A. Cooper           Southampton       Yes             British          One
                        Bermuda

N.B. Dill Jr.           Pembroke          Yes             British          One
                        Bermuda

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the provisional directors of the Company in pursuance of Section 5 of The Companies Act, 1948, in respect of the shares allotted to us respectively.

3. The Company is to be an exempted* Company as defined by the Companies (Incorporation by Registration) Act, 1970.

4. The Company has power to hold land situate in these Islands not exceeding in all, including the following parcels:--Nil

5. The minimum share capital of the Company shall be US $120,000 fully paid divided into shares of a par value of not less than ten cents each, and having a proposed par value of US $1.00 per share.

6.  The objects for which the Company is formed and incorporated are:--

    (a) to engage in and carry on outside these Islands from a principal place of business in these Islands the business of insurance, reinsurance, co-insurance and counter-insurance of all kinds and without prejudice to the generality of the foregoing words, to engage in and carry on life, accident, sickness, hospital, health, fire, marine, surety, automobile, aviation, ship, steam boiler, plate glass, windstorm, hailstorm, earthquake, flood, war risk, insurrection, riot, civil commotion, strike, employers' liability, workmen's compensation, disease survivorship, failure of issue, bonding and indemnity, burglary and robbery, theft, fidelity, transit and other casualty insurance, including loss from the interruption of business due to any of the foregoing;

    (b) all those objects set out in paragraphs (a) to (zb) inclusive of the First Schedule to the Companies (Incorporation by Registration) Act 1970.

* Delete as applicable.

7.(1) The Company shall, pursuant to Section 42A of The Companies Act 1981, have the power to purchase its own shares, subject to the Company conforming with the requirements of The Insurance Act 1978 and with any conditions imposed or directions given thereunder.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:--


/s/ John A. Ellison
- -----------------------------------       ----------------------------------
    John A. Ellison

/s/ C.F.A. Cooper
- -----------------------------------       ----------------------------------
    C.F.A. Cooper

/s/ N.B. Dill, Jr.
- -----------------------------------       ----------------------------------
    N.B. Dill, Jr.

- -----------------------------------       ----------------------------------

- -----------------------------------       ----------------------------------
         (Subscribers)                              (Witnesses)

SUBSCRIBED this 14th day of June, 1983